Exhibit 10.1

MAGNOLIA SOLAR CORPORATION.

54 Cummings Park

Suite 316

Woburn, MA 01801

January ___, 2016

Re:	Magnolia Solar Corporation

Ladies and Gentlemen:

Reference is made to that certain (i) Second Amended and Restated Original Issue Discount Senior Secured Convertible Note of Magnolia Solar Corporation (the “Company”) dated December 21, 2012 in the aggregate principal amount set forth in the signature line below held by the undersigned (the “Second Amended Note”), (ii) Second Amended and Restated Warrant dated December 21, 2012 as evidenced by the warrant number referenced in the signature line below (the “Second Amended Warrant”), (iii) Security Agreement dated as of December 31, 2009 between the Company and other parties thereto (the “Security Agreement”) and (iv) the Subsidiary Guarantee dated as of December 31, 2009 between the Company, Magnolia Solar, Inc. and other parties thereto (the “Subsidiary Guarantee”). Unless indicated otherwise, any undefined capitalized terms shall bear such meaning as ascribed to them in the Second Amended Note.

The Holder and Company hereby agree that concurrently with the closing (the “Closing”) of a business combination transaction between the Company and EcoArk, Inc. or any of their respective affiliates (the “Business Combination”) the outstanding principal amount, plus any accrued and unpaid interest due under the Second Amended Note at Closing (the “Note Balance”) shall automatically convert into such number of shares of the Company’s common stock (the “Conversion Shares”) computed using the following formula:

X = (Y/A) * B C

where X =	the number of shares of the Company’s common stock to be issued to the Holder

Y =	the Note Balance

A =	the current conversion price of the shares under the Second Amended Note, i.e. $0.25

B =	12.5, to effect a reduction in the conversion price to $0.02

C =	the denominator of the reverse split ratio to be effected in connection with the Business Combination, such denominator currently contemplated to be 250 (of a 1 for 250 reverse split)

By way of example, if the Note Balance is $1,000,000, the conversion price of the shares under the Second Amended Note is $0.25 and the reverse ratio split is 1 for 250, then the number of shares issuable to the Holder shall be equal to 200,000.

The Holder and Company agree that concurrently with the Closing, (i) the Second Amended Note shall be deemed fully discharged and satisfied regardless of whether the Holder surrenders the Second Amended Note to the Company, (ii) the security interest in any Collateral (as defined in the Security Agreement) under the Security Agreement shall be deemed fully terminated and released, (iii) the Company shall have no further obligations under the Second Amended Note and Security Agreement, and (iv) the Guarantors (as defined in the Subsidiary Agreement) shall be released from all liability under the Subsidiary Guarantee.

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MAGNOLIA SOLAR CORPORATION.

54 Cummings Park

Suite 316

Woburn, MA 01801

The Holder and Company further agree that (i) certificates representing the Conversion Shares shall be issued to the Holder within 90 days of Closing, and (ii) beginning on the date of execution of a definitive agreement memorializing the Business Combination and ending on the six month anniversary of the Closing (the “Lock-Up Period”) the Holder may not (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock Company which may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and as the same may be amended or supplemented on or after the date hereof from time to time (the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for shares of common stock of the Company whether now owed or hereafter acquired by the Holder or with respect to which the Holder has or hereafter acquires the power of disposition (including, without limitation, the Conversion Shares) (all such securities referred to in this paragraph (1) to be collectively referred to as the “Lock-Up Securities”), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock of the Company or such other securities, in cash or otherwise.

At the expiration of the Lock-Up Period, the amount of Lock-Up Securities that may be transferred from (i) the first day after the Lock-Up Period until the three-month anniversary thereafter (the “First Leak-Out Period”) shall be not more than one-third of the Lock-Up Securities held by the Holder at the expiration of the Lock-Up Period, (ii) the first day after the First Leak-Out Period until the three-month anniversary thereafter (the “Second Leak-Out Period”) shall be not more than one-third of the Lock-Up Securities held by the Holder at the expiration of the Lock-Up Period, and (iii) the first day after the Second Leak-Out Period until the three-month anniversary thereafter (the “Third Leak-Out Period”) shall be not more than one-third of the Lock-Up Securities held by the Holder at the expiration of the Lock-Up Period. At the expiration of the Third Leak-Out Period, the Lock-Up Securities shall not be subject to any further transfer restrictions other than transfer restrictions under any federal or state securities laws.

Upon execution hereof, the Holder and Company further agree (i) the Maturity Date of the Second Amended Note is extended to June 30, 2016 with retroactive effect to the latest date upon which the Second Amended Note matured, (ii) the beneficial ownership limitation under the Second Amended Note and Second Amended Warrant is raised to 19.99%, (iii) the Holder hereby waives any adjustment under Section 5 of the Second Amended Note that (A) may arise, directly or indirectly, as a result of any of the transactions in connection with the Business Combination, and (B) may have occurred at any time after the issuance of the Second Amended Note and Second Amended Warrant through to and including the date hereof, (iv) except with respect to Section 5(a) (Stock Dividends and Stock Splits), the Holder hereby waives any adjustment under Section 5 of the Second Amended Warrant that (A) may arise, directly or indirectly, as a result of any of the transactions in connection with the Business Combination, and (B) may have occurred at any time after the issuance of the Second Amended Note and Second Amended Warrant through to and including the date hereof, (v) the transactions in connection with the Business Combination shall not be considered an Event of Default under the Second Amended Note or “Events of Default” under the Security Agreement (as such term “Events of Default” is defined in the Security Agreement), and (vi) no Event of Default has occurred under the Second Amended Note and no Events of Default have occurred under the Security Agreement (as such term “Events of Default” is defined in the Security Agreement).

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MAGNOLIA SOLAR CORPORATION.

54 Cummings Park

Suite 316

Woburn, MA 01801

Except as set forth herein, all other terms of the Second Amended Note, Second Amended Warrant, Security Agreement and Subsidiary Guarantee remain unamended and in full force and effect. This letter agreement may not be amended or modified except by a writing signed by each of the respective parties hereof. For the convenience of the parties hereto, any number of counterparts (facsimile or otherwise) of this letter agreement may be executed by the parties, each of which shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute this agreement. Delivery of a signed counterpart of this agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

Very truly yours,

MAGNOLIA SOLAR CORPORATION

By: Dr. Ashok K. Sood
Title: President and Chief Executive Officer

Agreed and Accepted

as of the date hereof:

________________________________________

By:

Title:

Principal Amount of Note: ____________________

Warrant No.: ______________________________

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